Exhibit 99.2

May 11, 2009

Dear Blackhawk Biofuels, LLC Unitholder,

This letter is to inform you that Blackhawk Biofuels, LLC has entered into an agreement with Renewable Energy Group, Inc.® (REG®) and two Iowa biodiesel production companies to merge and consolidate their respective operations.

Renewable Energy Group offers biodiesel management, feedstock procurement and product marketing services to the biodiesel market.  Central Iowa Energy, LLC which owns a 30 MGY facility in Newton, Iowa and Western Iowa Energy, LLC, which owns a 30 MGY facility in Wall Lake, Iowa are also involved in the transaction.

Ownership of the operations of all four companies will be consolidated in a new holding company to be named Renewable Energy Group, Inc. The consolidated company will be owned by current REG investors and current members of the three acquired companies, including you. The transaction is subject to approvals by the shareholders of all four companies and is subject to other conditions, including customary regulatory approvals.

Our recent plant upgrades have helped make us more competitive in the biodiesel production landscape; however given current industry consolidation and production economics, it is difficult for stand-alone facilities like our plant to succeed on their own in the 67 billion-gallon distillate market. The Blackhawk Biofuels board believes that a merger with REG is the best option for Blackhawk in the current challenging environment.

We look forward to continuing our relationship with Renewable Energy Group as we merge under this new ownership structure. As you know, Renewable Energy Group is a Midwest company headquartered in Ames, Iowa with more than a decade of biodiesel production. They have stated that they look forward to continuing the vision of our facility to spur rural economic development and support the local economy by being good business partners and neighbors.

As part of the approval and regulatory processes, additional details will be sent you in the future, including a proxy statement and full information about the proposed transaction.

Sincerely,

Ron Mapes

Chairman, Blackhawk Biofuels, LLC

Cautionary Statement of Forward-Looking Information

This document contains forward-looking statements that reflect management’s current expectations regarding future events and the new holding company’s future performance, including, but not limited to, the statements made by Ron Mapes and all statements containing the words “will,” “believes” or words of similar import. Many factors could cause actual results to differ materially from those projected in these forward-looking statements, including, but not limited to: whether the conditions to the business combination transaction will be satisfied, the possibility that the transaction will not close, whether Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy will be able to integrate their businesses successfully and achieve anticipated synergies,  the market demand for biodiesel changes in legislation and regulations that provide incentives for the use of biodiesel, including RFS, and the costs for the feedstocks used to make biodiesel and the relationship of those costs to prices for finished biodiesel.. Some of these factors and other important factors are detailed in various Securities and Exchange Commission filings made periodically by  Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy , particularly in each company’s latest Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q, copies of which are available from each company without charge. Please review these filings and do not place undue reliance on these forward-looking statements. Each company disclaims any intention or obligation to update or revise any forward-looking statements.

Additional Information and Where to Find It

The new holding company intends to file with the Securities and Exchange Commission a registration statement and other relevant documents in connection with the proposed business combination transactions involving Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy. Security holders of Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy are urged to read the joint proxy statement/prospectus that will be contained in the registration statement filed by the new holding company and the other relevant documents when they become available because they will contain important information about the new holding company, Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy and the proposed business combination transaction. Investors and security holders of Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy may obtain free copies of the joint proxy statement/prospectus and the other relevant documents filed with the Securities and Exchange Commission (when they become available) at the Securities and Exchange Commission’s website at http://www.sec.gov and may also obtain free copies of the joint proxy statement/prospectus (when it becomes available) by writing to, in the case of Renewable Energy Group, 416 S. Bell Ave., Ames, Iowa 50014, Attention: Secretary, in the case of Blackhawk Biofuels,  210 W. Spring Street, Freeport, Illinois 61032, Attention: Ronald L. Mapes, in the case of Western Iowa Energy, 1220 S. Center Street, P.O. Box 399, Wall Lake, Iowa, 51466, Attention:  Secretary,  and, in the case of Central Iowa Energy, 3426 East 28th Street N., Newton, Iowa, 50208, Attention: Secretary. Information regarding the identity of persons who may, under the Securities and Exchange Commission’s rules, be deemed to be participants in the solicitation of shareholders of Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy in connection with the proposed business combination transaction, and their interests in the solicitation, will be set forth in the joint proxy statement/prospectus that will be with the Securities and Exchange Commission and contained in the registration statement that will be filed by the new company with the Securities and Exchange Commission.